UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 5, 2010

 KL Energy Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-145183	39-2052941
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

306 E. St. Joseph Street, Suite 200, Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:   (605) 718-0372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Termination Agreement

On September 24, 2010, KL Energy Corporation (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Greenext Energy Europe S.A, a foreign corporation organized under the laws of Luxembourg (“Greenext”).  The Termination Agreement provides for the termination of that certain sublicense previously granted to Greenext, and all rights and licenses thereunder (the “Sublicense”), with respect to the technology subject to that certain Technology License Agreement dated March 6, 2008 (the “License”) by and between KL Process Design Group, LLC (the Company’s predecessor company) and O2Diesel Europe, Plc.  As consideration, the Company agreed to pay Greenext a termination fee of €40,000. Greenext and its holding company, Pike S.A., also agreed to be sold and Greenext agreed to change its name, the occurrence of which will trigger an obligation by the Company to make a payment of €5,000 the owner of the companies.  The Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Master Collaboration Agreement

On September 1, 2010, the Company entered into a Master Collaboration Agreement (the “Collaboration Agreement”) with add blue Consultoria Ltda., a foreign company organized under the laws of Brazil (“Add Blue”).  The Collaboration Agreement amends and restates and supersedes all prior agreements between the two parties are replaced.  Pursuant to the Collaboration Agreement, Add Blue expressly waived any and all rights throughout the world that it may have in respect to any and all of the Company’s intellectual property, whether obtained through the prior agreements or otherwise.  In addition, the Collaboration Agreement provides for the cancellation and termination of an option previously granted by Add Blue to the Company to purchase 20% of its equity.  The Collaboration Agreement also provides for payments by the Company to Add Blue, aggregating up to $2,583,000, between September 2010 and August 2011, based on the achievements of certain milestones in respect of customer payments to the Company.

The Company also agreed to issue to Add Blue 1,500,000 shares of the Company’s common stock by September 30, 2010, subject to the satisfaction of any and all applicable securities laws and other regulations in respect of the stock issuance.  In addition, in the event that the required conditions for the payment of funds by a customer have been satisfied, the Company agreed to issue to Add Blue an additional 500,000 shares of the Company’s common stock.

The Company and Add Blue also agreed to form a Brazilian subsidiary (“Newco”) by November 30, 2010, which Newco would be formed to commercialize certain of the Company’s intellectual property.  Newco shall be owned 60% by the Company and 40% by Add Blue (the “Add Blue Equity Interest”).  The Company will have an option to acquire the Add Blue Equity Interest, exercisable at its sole discretion, by issuing to Add Blue 1,000,000 shares of the Company’s common stock.

The Collaboration Agreement will remain in force for a period of 540 days, and upon the expiration of such term, it will automatically renew for an additional period of 360 days, unless either party gives no less than 30 days prior written notice of its intention to terminate the agreement.  The Collaboration Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No .	Description

10.1	Termination Agreement between KL Energy Corporation and Greenext Energy Europe S.A., dated September 24, 2010

10.2	Master Collaboration Agreement between KL Energy Corporation and add blue Consultoria Ltda., dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KL ENERGY CORPORATION

Date: October 5, 2010	By:	/s/ Peter Gross
Peter Gross
President and Chief Executive Officer